                   SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934
                        (Amendment No.  )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted
     Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                     TJ INTERNATIONAL, INC.
_________________________________________________________________
        (Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction
        applies:
        __________________________________________________

     2) Aggregate number of securities to which transaction
        applies:
        __________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        __________________________________________________

     4) Proposed maximum aggregate value of transaction:
        _______________________________________________________

     5) Total fee paid:
        _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        _______________________________________________________

     2) Form, Schedule or Registration Statement No.:
        _______________________________________________________

     3) Filing Party:
        _______________________________________________________

     4) Date Filed:
         _______________________________________________________

                   TJ INTERNATIONAL, INC. LOGO

                NOTICE OF 1998 ANNUAL MEETING AND
                         PROXY STATEMENT

                   TJ INTERNATIONAL, INC. LOGO
                           P.O. Box 65
                       Boise, Idaho 83707


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 27, 1998


To our Stockholders:

     The 1998 annual meeting of stockholders of TJ International, Inc. will be held in the Juniper Room of the Doubletree Riverside, 29th Street and Chinden Boulevard, Boise, Idaho, on Wednesday, May 27, 1998 at 10:30 a.m., local time. At the meeting, the stockholders will act on the following matters:

     (1) Election of two directors, each for a term of three years;
and

     (2) Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal 1998.

     Stockholders of record at the close of business on March 30, 1998 are entitled to vote at the meeting or any postponement or adjournment thereof.

     YOU ARE INVITED TO ATTEND THE MEETING AND WE HOPE YOU WILL BE ABLE TO JOIN US. During the meeting, management will review the Company's recent performance. There also will be time for any questions stockholders may have about the Company and its operations. Also, management representatives will be available to address other issues individual stockholders may have with respect to the Company and its operations.

     YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. Whether you plan to attend the annual meeting or not, please sign and date the enclosed proxy card and return it promptly in the enclosed self-addressed, postage-paid envelope, so that your shares may be represented. By voting now, you will be certain that your vote will be counted even if you are unable to attend. If you do attend the meeting, you may vote either in person or by your proxy.

     If you have any questions, please do not hesitate to contact us.



                                         RICHARD B. DRURY
                                         Secretary and Treasurer

April 8, 1998
Boise, Idaho

                                         PROXY STATEMENT
                                               OF
                                      TJ INTERNATIONAL, INC


                                      200 E. Mallard Drive
                                       Boise, Idaho 83706
                                         (208) 364-3300
                            (First Mailed On or About April 8, 1998)


     The Board of Directors is soliciting proxies to be used at the 1998 annual meeting of stockholders of TJ International, Inc. to be held on Wednesday, May 27, 1998, beginning at 10:30 a.m. local time, at the Doubletree Riverside, 29th Street and Chinden Boulevard, Boise, Idaho, and at any postponements or adjournments thereof.


                        ABOUT THE MEETING


WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the Company's independent public accountants. In addition, the Company's management will report on the recent performance of the Company and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, March 30, 1998, are entitled to receive notice of the annual meeting and to vote the shares of common and preferred stock that they held on that date at the annual meeting.

     On March 30, 1998, 17,003,765 shares of common stock and 1,141,419 shares of ESOP convertible preferred stock were outstanding. Each outstanding share entitles its holder to cast one vote for each director to be elected and on each other matter to be acted upon. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.


HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. You can specify on your proxy card whether your shares should be voted for both, one, or neither of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the other proposal. If you attend the meeting, you may deliver your completed proxy card in person.

     IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF BOTH NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW; AND "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

     We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting the shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised in any of three ways: (1) by submitting written notice of revocation to the Secretary of the Company prior to or at the annual meeting; (2) by submitting another proxy that is properly signed and later dated; or (3) by voting in person at the meeting.


                                STOCK OWNERSHIP

HOW MUCH COMMON STOCK DO THE COMPANY'S LARGEST STOCKHOLDERS AS
WELL AS THE COMPANY'S DIRECTORS AND OFFICERS OWN?

     The following table shows the stock ownership, as of March 30, 1998, for (1) each person or group known by the Company to beneficially own more than 5% of the Company's common stock; (2) each of the Company's directors; (3) the executive officers of the Company named in the Executive Compensation Tables below; and, (4) all directors and executive officers of the Company as a group.

                              NUMBER         ACQUIR-        PERCENT
                              OF SHARES      ABLE           OF CLASS
NAME AND ADDRESS              BENEFI-        WITHIN         OUTSTAND-
OF BENEFICIAL                 CIALLY         60 DAYS        ING (4)
OWNER                         OWNED (2)      (3)


------------------- -------------------- ------------ -------------

BENEFICIAL OWNERS OF MORE THAN 5%



Trimark Financial
Corporation (1)               1,710,000      -              10.0%
 One First Canadian Place
 Suite 5600, P.O. Box 487
 Toronto, Ontario, Canada M5X 1E5

DIRECTORS AND NOMINEES
Thomas H. Denig                  40,135       39,040        *
Robert B. Findlay                 6,667        2,000        *
Joyce A. Godwin                   3,425        2,000        *
J.L. Scott                       16,967        2,000        *
Jerre L. Stead                    2,667        2,000        *
Harold E.
Thomas(6)                       679,049        8,333         4.0%
Arthur L.
Troutner (6)                    737,209        2,000         4.3%
Steven C.
Wheelwright                      12,467        2,000         *
William J. White                  3,000        2,000         *

OTHER NAMED EXECUTIVES
Robert J. Dingman                14,320       25,253         *
Randy W. Goruk                   18,109       24,293         *
Valerie A.
Heusinkveld                      11,089       17,813         *
Patrick D. Smith                 10,823       17,073         *

All directors and
executive officers            3,288,392      179,085        20.2%
as a group (17 persons) (5)

 * Less than 1% of class.

(1) The beneficial ownership information for Trimark Financial Corporation ("TFC") is taken from a Securities and Exchange Commission Schedule 13G report, Amendment No. 2, dated February 11, 1998. Certain TFC mutual funds, which are trusts organized under the laws of Ontario, Canada, are owners of record of 1,690,000 shares of the Company's common stock. Robert C. Krembil, a Canadian citizen, and Chairman and stockholder of TFC is also an owner of record of 20,000 shares of the securities covered by the report. Trimark Investment Management, Inc. ("TIMI"), a corporation incorporated under the laws of Canada, is the manager and trustee of the mutual funds. TIMI is qualified to act as an investment advisor and manager of the mutual funds in the province of Ontario pursuant to the registration under the Securities Act (Ontario). TFC is a corporation incorporated under the laws of Ontario, Canada. It owns 100% of the voting equity securities of TIMI. Consequently, TFC may be deemed to be the beneficial owner of such securities.

(2) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

  (a) Mr. Thomas - 119,736 shares held in a non-profit private foundation established for charitable, religious, or educational purposes, and 100,056 shares held in trust. The table does not include 202,018 shares owned by several

                                      -2-

Thomas family trusts for the benefit of Mr. Thomas' grandchildren because the trust agreements do not permit Mr. Thomas to exercise voting or investment power; and Mr. Thomas disclaims beneficial ownership of such shares. By virtue of their relationship, however, Mr. Thomas may influence the exercise of those powers by Mr. J. Robert Tullis, former member of the Board of Directors and Trustee of the trusts;

  (b) Mr. Troutner - 737,209 shares owned beneficially and of record by Katherine Troutner; Mr. Troutner has a contractual right to vote these shares until their sale of other disposition by Katherine Troutner;

(3) Reflects the number of shares that could be purchased by exercise of options available at March 30, 1998 or within 60 days thereafter under the Company's stock option plans.

(4) Based on the number of shares outstanding at March 30, 1998.

(5) The amount beneficially owned by all directors and executive officers as a group includes 1,698,413 shares held by the Trustee for the Company's U.S. retirement plans. All of the Company's executive officers participate in these plans; and certain of the Company's employees administer these plans.

(6) In May 1983, the stockholders approved a stock purchase and resale agreement between the Company and four of the Company's stockholders ("Stockholders"), consisting of Harold E. Thomas and his wife Phyllis S. Thomas, Arthur L. Troutner, and Katherine Troutner, Mr. Troutners former wife. The agreement provides that upon the death of a Stockholder, the Company is required to purchase (or arrange for someone else to purchase) one-half of the total number of shares of the Company's stock owned by such Stockholder at the date of death. In addition, the Company has the option to purchase (or arrange for someone else to purchase) all or any part of the remaining shares of stock owned by such Stockholder. The agreement also provides that during the lifetime of the Stockholders, the Company has the right of first refusal with respect to voluntary or involuntary transfers of stock owned by any of the Stockholders, with certain exceptions. Any purchase price is based on average trading prices on the NASDAQ National Market for specified periods of time prior to the purchase.


WHAT IS THE ESOP CONVERTIBLE PREFERRED STOCK?

     In September 1990, the Company issued 1,269,842 shares of $1.00 par value ESOP convertible preferred stock at $11.825 per share (liquidation preference) to the employee stock ownership plan ("ESOP"). Each share of the preferred stock is convertible into the Company's common stock at the higher of the liquidation preference or the fair market value of the underlying common stock. The preferred stock has voting rights equal to one vote per share and is entitled to preferential dividends of $1.065 per share each year. The preferred stock is redeemable by the Company in certain situations. As of March 30, 1998, 1,141,419 shares of the preferred stock, representing 100% of the class, were held by the Trustee for the ESOP. All of the Company's executive officers participate in the ESOP; and certain of the Company's employees administer the ESOP.


                         ITEM 1 - ELECTION OF DIRECTORS

                        DIRECTORS STANDING FOR ELECTION

     The Board of Directors, under the Company's Certificate of Incorporation, is divided into three classes, having three-year terms that expire in successive years. The Board of Directors proposes that the nominees described below, both of whom are currently serving as directors, be re-elected for a new term of three years and until their successors are duly elected and qualified. Mr. Arthur L. Troutner, one of the co-founders of the Company and a member of the Board since 1960, is retiring at the end of his current term which expires at the May 1998 annual meeting, having reached mandatory retirement age. Mr. Robert B. Findlay, a director whose term expires at the 1999 annual meeting, has given the Company notice that he intends to resign after the Company's 1998 annual meeting. The Company is not going to replace Mr. Troutner or Mr. Findlay at this time.

     Each of the nominees has consented to serve a three-year term. If either of them should become unavailable to serve as a director due to unforeseen circumstances (such as death, disability, or any other unforeseen circumstances), the Board will designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

NOMINEES FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING

THOMAS H. DENIG (1)
Director since 1995

          Mr. Denig, 51, is the PRESIDENT AND CHIEF
          EXECUTIVE OFFICER OF TJ INTERNATIONAL, INC. in
          Boise, Idaho, since January 1995. He is also
          President and Chief Executive Officer of Trus
          Joist MacMillan A Limited Partnership, a joint venture between TJ International, Inc. and MacMillan Bloedel of America, since September
          1991. He was President of Trus Joist
          Corporation, 1990 to 1991; and its Vice
          President, Eastern Operations, and Western
          Division Manager from 1974 to 1990. He was a
          Lieutenant in the U.S Marine Corp prior to 1974, and is a graduate of Valpariso
          University. He is also a director on the Trus
          Joist MacMillan Management Board.


STEVEN C. WHEELWRIGHT (2) (4)
Director since 1980

          Mr. Wheelwright, 54, is the SENIOR ASSOCIATE
          DEAN, CHAIR OF THE MBA PROGRAM, GRADUATE
          SCHOOL OF BUSINESS, HARVARD UNIVERSITY in
          Boston, Massachusetts, since October 1995. He is also the Class of 1949 Professor of Management, Graduate School of Business,
          Harvard University, since September 1988. He was formerly the Kleiner, Perkins, Caufield and Byers Professor of Management, Graduate
          School of Business, Stanford University in
          Stanford, California from 1983 to 1988; and a visiting professor, Harvard Business School from 1985 to 1986. Previously, he was a faculty member of Stanford Graduate School of Business and Harvard Graduate School of
          Business. He is the author and co-author of numerous cases, articles, and books in the areas of product development manufacturing strategy, operations management, and forecasting. He is a graduate of the University of Utah, and has an MBA and Ph.D from the Graduate School of Business, Stanford
          University. He is currently a director of Quantum Corp., Franklin-Covey Corporation, and
          Heartport Corporation.


CONTINUING DIRECTORS
ELECTED AT THE 1996 ANNUAL MEETING FOR TERMS
EXPIRING AT THE 1999 ANNUAL MEETING

ROBERT B. FINDLAY (1) (3) (4)
Director since 1991

          Mr. Findlay, 64, is the retired PRESIDENT AND
          CHIEF EXECUTIVE OFFICER OF MACMILLAN BLOEDEL
          LIMITED, Vancouver, British Columbia, a
          position he held from December 1990 until he retired effective October 1997. He was Senior
          Vice President for MacMillan Bloedel's world marketing group from April 1989 to December
          1990; and Senior Vice President for MacMillan
          Bloedels Alberni Region from 1982 to 1989. He is a graduate of McGill University. He is also serving as a director of Methanex Corporation and is on the Advisory Board of Simons
          International. Mr. Findlay has informed the Company that he intends to resign from the Board after the 1998 annual meeting.


JERRE L. STEAD (2) (4)
Director since 1996 also from 1988 to 1991

          Mr. Stead, 55, is the CHAIRMAN AND CHIEF
          EXECUTIVE OFFICER OF INGRAM MICRO in Santa
          Ana, California, since 1996. He was formerly the Chairman and Chief Executive Officer of
          Legent Corporation in Herndon, Virginia during
          1995. From 1991 to 1994, he was Executive Vice
          President of AT&T, and Chairman and Chief
          Executive Officer of AT&T Global Information
          Solutions. During 1987 to 1991, he held the positions of Chairman and Chief Executive
          Officer and, President and Chief Operating
          Officer of Square D Company. Prior to that, he was a senior executive with Honeywell, Inc.
          He is a graduate of University of Iowa and Harvard Advanced Management Program. He is a director of Ingram Micro, API, Armstrong World
          Ind., and TBG Holdings NV.

CONTINUING DIRECTORS
ELECTED AT THE 1997 ANNUAL MEETING FOR TERMS
EXPIRING AT THE 2000 ANNUAL MEETING

JOYCE A. GODWIN (3)
Director since 1997

          Ms. Godwin, 54, retired in December 1993 as the VICE PRESIDENT AND SECRETARY OF PRESBYTERIAN HEALTHCARE SERVICES in Albuquerque, New Mexico, a position she had held since 1979. She was also Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services for-profit ventures from 1986 until 1989. She is a graduate of Florida State University, and has a M.A. from George Washington University. She is also a director of Public Service Company of New Mexico.



J. L. SCOTT (1) (3)
Director since 1980

          Mr. Scott, 68, is the FORMER PRESIDENT AND
          CHIEF EXECUTIVE OFFICER OF AMERICAN STORES
          CO., in Salt Lake City, Utah, (supermarkets, drug stores and combination food and drug stores), a position he held from June 1990 to September 1992. Prior to that, he served in various senior executive positions with
          American Stores Co. and American Superstores,
          Inc. from 1987 to June 1990; as Chairman and
          Chief Executive Officer of J.L. Scott
          Enterprises, Inc., from 1980 to 1987; as
          Chairman and Chief Executive Officer of the
          Great Atlantic and Pacific Tea Company, Inc.
          from 1975 to 1980; and prior to 1975, as Vice
          Chairman and Chief Executive Officer of
          Albertson's Inc. He is a graduate of Albertson
          College of Idaho, and is currently also a director of American Stores Co.

HAROLD E. THOMAS (1)
Director since 1960

          Mr. Thomas, 71, is CO-FOUNDER AND CHAIRMAN OF
          THE BOARD OF TJ INTERNATIONAL, INC., Boise,
          Idaho since 1960. He has also served as
          President of the Company from 1960 to 1971;
          and, as Chief Executive Officer from 1971 to 1975 and again from 1979 to 1986. He is a graduate of the University of Idaho.


WILLIAM J. WHITE (1) (2)
Director since 1994

          Mr. White, 59, is a PROFESSOR AT NORTHWESTERN
          UNIVERSITY, Evanston, Illinois, since the beginning of 1998. He is the former Chairman and Chief Executive Officer of Bell & Howell
          Company from February 1990 to December 1997.
          He also previously served as Chairman and President of Whitestar Graphics, Inc. in 1989;
          as Executive Vice President and Director of
          USG Corporation as well as President and Chief
          Executive Officer of its largest subsidiary, United States Gypsum from 1984 to 1989; and, as President and Chief Operating Officer of
          Masonite Corporation from 1981 to 1984 (when it was acquired by USG Corporation). He is a graduate of Northwestern University and
          Harvard Business School, and is currently also a director of Bell & Howell Company, IVEX
          Packaging Corporation, Readers Digest
          Association, and Chicago Stock Exchange.


(1) Member of the Executive Committee.
(2) Member of the Executive Compensation Committee.
(3) Member of the Audit Committee.
(4) Member of the Nominating and Corporate Governance Committee.

HOW ARE DIRECTORS COMPENSATED?

     CASH COMPENSATION. During fiscal 1997, each director who was not an officer received fees of $3,600 per year, with each Committee Chairman receiving an additional $3,600 per year. Both of these fees were paid in semi-annual installments of $1,800 each. Each director also received $2,000 for each Board meeting attended in person; $500 for each committee meeting attended in person on the same day as a Board meeting; and $1,000 for each committee meeting attended in person on a day other than the day of a Board meeting. Fees for any Board or committee meeting attended via telephone call are one-half the regular fees. Directors who are also officers of the Company, Messrs. Denig and Thomas, receive no additional compensation for service as directors.

     STOCK COMPENSATION. At the 1997 annual meeting, the stockholders approved a stock plan containing both non-statutory stock option provisions and stock award provisions for nonemployee directors. This new plan replaced the previous restricted stock plan, which had been approved by the stockholders in 1993. The purpose of the new plan is to encourage ownership in the Company by outside directors, to more closely align the financial incentives of non-employee directors with the Company's performance and stockholders return on investment, and to provide further incentive to outside directors to remain as directors of the Company.

     Under this plan, in 1997 each non-employee director received options to purchase 4,000 shares of the Company's common stock. In future years, each non-employee director will receive options to purchase 2,000 shares. The Board decided to grant options for more shares in 1997 because a portion of the restricted stock awarded to outside directors under the previous plan was canceled when the new plan was approved. The exercise price of the options granted in 1997 is $23.75 per share, which was the fair market value of the Company's common stock on the date the options were granted. These options will become exercisable in three installments: (1) options for 2,000 shares beginning one year after the date of grant, (2) options for 1,333 additional shares beginning two years after the date of grant, and (3) options for the remaining 667 shares beginning three years after the date of grant. Options granted in future years will be exercisable in three equal installments beginning one year after date of grant. The options can be exercised, in whole or in part, at any time after the right to exercise has accrued. All options expire, if unexercised, ten years from date of grant.

     In addition to the stock options, non-employee directors first elected to the Board in 1997 or later years are awarded 2,000 shares of restricted stock upon election to the Board. The directors cannot take delivery of these shares, and the shares cannot be sold or pledged for three years from the date the stock is awarded. The shares will also be forfeited by any director who ceases to be a non-employee director during the three-year period. These restrictions lapse and the stock becomes non-forfeitable with respect to one-third of the shares of the restricted stock after each succeeding year of the directors service on the Board. Each director has the right, starting on the date of grant, to receive dividends and to vote the shares of common stock.

     Non-employee directors who retire from service on the Board after completing at least one full term on the Board will be awarded 1,000 shares of stock upon retirement if they served on the Board for more than four but less than nine years, or 2,500 shares upon retirement if they have served on the Board for nine or more years.


HOW OFTEN DID THE BOARD MEET DURING FISCAL 1997?

     The Board of Directors met four times during fiscal 1997. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served with the exception of Mr. Troutner, who is retiring from the Board at the end of his current term which expires with the May 1998 annual meeting.


WHAT WERE THE BOARD COMMITTEES IN 1997?

     The Board has standing Executive, Executive Compensation,
Audit, and Nominating and Corporate Governance Committees.

     EXECUTIVE COMMITTEE. This Committee consists of any number of members, to include the Chairman and President, so designated by the full Board as specified in the Company's Bylaws. Currently, there are five members, three non-management directors and the two management directors. The Committee meets whenever needed throughout the year at the request of management or at the direction of the Board. It exercises virtually all the powers of the Board in the management and direction of the business affairs of the Company that require immediate action. Any action taken by this Committee is reported to the full Board at its next regular meeting. This Committee did not meet in 1997. The current members of the Committee are: Thomas H. Denig, Robert B. Findlay, J. L. Scott, Harold E. Thomas (chairperson), and William J. White.

     EXECUTIVE COMPENSATION COMMITTEE. This Committee consists of three of the non-management directors. It is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer, those persons who report directly to him, and other key employees; and reviewing, approving, recommending and administering the Company's incentive compensation and stock option plans. The Committee is also responsible for keeping abreast of compensation programs in similar businesses in order to make sure that the Company is competitive in the recruitment and retention of top quality employees. The Committee met three times in 1997. The current members of the Committee are Jerre L. Stead, Steven C. Wheelwright, and William J. White (chairperson).

     AUDIT COMMITTEE. This Committee currently consists of three of the nonmanagement directors. Its functions are to recommend the appointment of independent public accountants; review the arrangements for and scope of the audit by independent public accountants; review the independence of the independent public accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies relating to ethics and conflicts of interests; discuss with management and the independent public accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and review the activities and recommendations of the Company's internal audit department. The Company's outside auditors and various top executives of the Company are generally asked by the Committee Chairman to attend the meetings as appropriate to answer questions posed by the Committee. The Committee met twice in 1997. The current members of the Committee are: Robert B. Findlay, Joyce A. Godwin, and J. L. Scott (chairperson).

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. This Committee consists of three of the non-management directors. It meets as needed to review, advise, and make recommendations to the full Board regarding nominees to fill vacancies on the Board, and as to the general structure, responsibilities, and functions of the Board and its committees. The Committee will consider nominees recommended by stockholders to fill vacancies on the Board. Nominations by stockholders must be in writing, submitted on a timely basis, and directed to the Secretary of the Company. Nominations for consideration at the 1999 annual stockholder's meeting must be received by the Company no later than December 31, 1998. The Committee met three times in 1997. The current members of the Committee are: Robert B. Findlay (chairperson), Jerre L. Stead, and Steven C. Wheelwright.

     During 1997, there were no Executive Compensation Committee interlocks or other comparable relationships requiring disclosure under applicable rules of the Securities and Exchange Commission.


                       COMPENSATION OF EXECUTIVE OFFICERS

     The following sections of the Proxy Statement set forth information concerning the compensation paid or granted during the last three years to the Company's five most highly compensated executive officers at the end of 1997.

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION


WHO IS ON THE EXECUTIVE COMPENSATION COMMITTEE, AND HOW DOES IT
FUNCTION?

     The Executive Compensation Committee of the Board of Directors consists of three nonmanagement directors. It meets regularly, usually in February and again in May of each year, to evaluate the performance of senior managers and makes recommendations to the full Board concerning the promotion, continued tenure, and compensation of all officers of the Company and such officers of Trus Joist MacMillan a Limited Partnership ("TJM") who report directly to the chief executive officer of the Company. (The Company is the 51% owner and managing partner of TJM.) These officers include the five most highly compensated executive officers of the Company and TJM (the "Named Executives").


WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION?

     The Company's compensation program for executives consists of three key elements:

     o base salary,

     o performance-based annual incentive compensation, and

     o periodic grants of stock options according to the Long Term Incentive Program.

     The Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of stockholders. The objective of the overall policy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through providing incentives to managers toward maximizing long-term growth in earnings, to encourage executives to become significant owners of the Company's stock, and to provide each officer with an appropriate and competitive compensation package. The compensation package is intended to recognize individual effort and contribution as well as the overall results of the business.

     The Committee, the full Board, and management have adopted as a general philosophy that base salary for the officer group of the Company, including the Named Executives, should be targeted at or slightly above the midpoint (the 50th percentile) of the relevant market. Building materials companies and general industry companies (excluding financial and service companies) with revenues under one billion dollars have been chosen as the comparator group for the relevant market in assessing competitive pay for the individuals position and skill. A significant portion of an individuals pay should be "at risk." Therefore, performance-based annual incentive compensation should make up a significant portion of total compensation, be based on annual performance that builds toward an increase in stockholder value, and be targeted at the 67th to 75th percentile for superior performance. However, the 1996 and 1997 incentive compensation programs targeted the midpoint of the relevant market. The Committee intends to evaluate targeting the incentive compensation program for 1998 and future years closer to the targeted range for superior performance.

     The stock option program is the primary long-term incentive compensation vehicle for both the Named Executives and other key employees. It provides an incentive not only to remain with the Company but also to perform in such a way as to increase the value of the Company's common stock over the long-term, and relates a significant portion of long-term remuneration directly to stock appreciation realized by all of the Company's stockholders. In other words, if the value of the Company's stock does not increase, the stock options have no value. The retirement programs of the Company are designed to be competitive with the comparator group.

     While each of these elements is also considered separately, the Committee in its deliberations attempts to take into account the total compensation package, including the Company's profit sharing and ESOP plan, as well as insurance and other benefits in addition to the more direct forms of compensation. The companies considered for the comparator group used for compensation purposes generally are not the same companies which comprise the published industry index in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the published industry index established for comparing stockholder returns.

     BASE SALARY. Base salaries for the Company's executive officers, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account the factors identified below. Salary level recommendations of the Named Executives are reviewed once each year by the Committee, with any adjustments normally made effective June
1st of each year. The Committee may perform additional reviews of salary levels for specific individuals during the year in exceptional cases such as promotions and appointment and/or evaluation of new officers. In making its recommendations to the full Board, the Committee evaluates the complexity and potential impact of operations under the Named Executives responsibility, the salary levels and size of any adjustments being recommended for other officers and for the non-officer employee group, any relevant salary survey information, the profitability of the operations managed by the officer and of the Company as a whole, and the impact the specific individual has had on the profitability of the Company. The Committee also considers non-financial performance measures. These may include increases in market share, improvements in customer satisfaction, manufacturing productivity gains, and improvement in product quality. The Company periodically engages professional salary consultants to evaluate the Company's executive compensation programs compared with the comparator group. The recommendations of the consultants are considered as relevant background information by the Committee and management. No one of the factors mentioned above is specifically more important than the others, but rather they are considered in aggregate. On this basis, the Named Executives received salary increases in 1997 as reflected in the Summary Compensation table on page 13.

     ANNUAL INCENTIVE COMPENSATION. Annual incentive compensation programs are linked to annual business objectives and financial targets for the Company, which are driven in part by economic and industry circumstances. For the fiscal year ended January 3, 1998, a formula approach to bonuses was taken with 100% of the bonus for Named Executives based on the pre-tax return on capital employed (PROCE). The PROCE percentage indicates how well the Company performed in generating operating income given the capital employed in the process. There was also a discretionary pool available which amounted to a total of 15% of the aggregate targeted officer incentive compensation based on year-end annualized salaries and target percentages. This pool was used to compensate where the formula incentive compensation did not appropriately reflect individual performance.

     For the fiscal year ended January 3, 1998, the Company's improvement in PROCE met the guidelines for a payout. Additionally, discretionary amounts were granted to certain of the Named Executives based on an assessment as to individual performance. The bonus amounts indicated for 1997 in the Summary Compensation table on page 13 include both the formula awards and any discretionary grant.

     STOCK OPTIONS AND THE LONG TERM INCENTIVE PROGRAM. The Committee believes that stock ownership by management and employees is a major incentive in building stockholder value and aligning the interest of employees with those of the stockholders. As a result, options are granted to individuals much deeper in the organization than is typical in the industry. Other equity incentives, primarily in the form of discounted matching stock purchase programs, are available to employees who do not participate in the stock option program. Stock options are granted pursuant to stock option plans approved by stockholders. Generally, stock option grants are in the form of nonstatutory options.

     During the latter half of 1996, the Committee and management developed a new Long Term Incentive Plan (the "LTIP") as a result of a number of factors: The desire to increase focus on stockholder value created by providing greater incentive opportunities tied to achieving stockholder results; a desire to provide a long-term incentive opportunity more in line with the interests of stockholders in that gains accrue only to the extent share price appreciates; a decision to eliminate incentive programs that provide imbedded gains at grant regardless of the current stock value; and, recent changes to other Company benefit programs for all Company associates which also resulted in a competitive retirement program going forward for managers.

     The first core element of the LTIP is to encourage managers to own a significant amount of Company stock. Minimum stock ownership guidelines were implemented for senior managers, including the Named Executives, to ensure that senior managers have a significant personal financial stake in the future of the Company. Mr. Denig has an ownership guideline of two times his base salary, while all other participants have a guideline of one times base salary, tentatively increasing to 2.5 and 1.5 times base salary, respectively, at the end of 1999. The guideline amounts will be reviewed regularly by the Committee to make sure they are set at appropriate levels. If an eligible manager does not meet the minimum ownership guideline, no additional long-term incentive grants will be made until the guideline is achieved. As a transition into the new program, eligible managers were given the opportunity to buy the number of shares equal to their individual ownership guideline amount from the Company at market price, with a long-term, interest-bearing, 9-year, recourse loan from the Company available to finance the purchase. Loans in the amounts indicated on page 13 were provided to executive officers.

     The second core element of the LTIP is annual grants of nonstatutory options with an exercise price equal to the fair market value of Company stock on the date of grant (FMV options). The purpose in using FMV options is to reward participants for contributions to the Company's long-term success, measured primarily by increased stockholder value. Such options encourage management to look for opportunities to increase the value of the Company's common stock, which will benefit all stockholders. The new FMV options are exercisable 33 1/3% after one year, 66 2/3% after two years, and 100% after three years. Any unexercised options expire 10 years after the date of grant.

     At the program roll-out in December 1996, eligible managers who were subject to and met the ownership guidelines received a final, one-time grant of $1.00 per share discounted options equal to one-half their ownership guideline and FMV options equal to two and one-half times their ownership guideline. Because of the December 1996 grants, the Committee did not grant any additional options to senior managers in 1997. The Committee anticipates granting additional options to senior managers, on an annual basis, beginning in 1998. In the future, only FMV options will be granted, except in rare circumstances, such as the hiring of a new senior manager or to recognize extraordinary individual performance. The ultimate value of these options depends on the future growth and price of the Company's stock.

     If the employee ceases to be employed by the Company, all unexercised options, whether exercisable or not, are generally forfeited. However, as a matter of policy and upon specific
Board action, if the termination is due to retirement at age fifty-five or older, death or permanent or total disability, or is involuntary but not for cause, the exercisability of options outstanding at least three years on the date employment ceases can be accelerated. The rate of acceleration is 100% of the eligible unvested options if the termination is due to retirement at age fifty-five or older. The rate is 3% for each year of service for that employee in all other qualified terminations. In other words, a 20-year employee terminating prior to age fifty-five could have 60% of the otherwise unvested options which have been outstanding at least three years become exercisable.

     The Committee takes into account the number of options granted in prior years to a particular individual, including the Named
Executives, and the current stock price, as well as the Company's competitive compensation philosophy described earlier when determining the size of current year option grants to that individual.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     With respect to the base salary granted to Mr. Denig effective June 1, 1997, the Committee took into account a comparison of the base salaries of chief executive officers of the comparator group, the profitability of the Company's engineered lumber business, and the assessment by the Committee of Mr. Denig's individual performance. No one of these factors was particularly determinative as all the factors were considered. The Committee concluded that a one-time unusually large increase for Mr. Denig was appropriate in order to bring his base salary closer to the midpoint of the relevant market, in accordance with the Company's philosophy. As a result, Mr. Denig was granted a base salary of $400,000 effective June 1, 1997, an increase of 33% over his base salary of $300,000 effective June 1, 1996. Even with this increase, Mr. Denig's base salary remains slightly below the midpoint of the relevant market. Mr. Denig's annual bonus for 1997 was based on the application of the PROCE formula mentioned earlier. As a result, he was awarded a bonus equal to 71.34% of his year-end salary or $285,340. As indicated earlier, no stock options were granted to Mr. Denig or any of the other Named Executives in 1997.


WHAT IS THE COMPANY'S SEVERANCE POLICY?

     The Committee determines the terms and conditions of any severance arrangements with its executive officers and key management personnel on a case-by-case basis, taking into account the officers tenure with the Company, his or her responsibilities and duties, and contribution to the business and operations of the Company.


WHAT WOULD HAPPEN IF THERE WAS A CHANGE OF CONTROL OF THE
COMPANY?

     During 1997, the Committee and full Board determined that appropriate steps should be taken so the Board could expect to receive and rely on loyal service and high standards of duty from executive officers and key employees regarding the best interests of the Company and its stockholders in the event the Company was involved in an extraordinary transaction involving the possible sale or other disposition of all or a significant portion of the Company. These types of extraordinary transactions can be distracting and create significant personal uncertainties and risks, and can disrupt the availability of continued service from executives and key employees. As a result, the Company has entered into change of control employment agreements with each of the Named Executives, and with the other key employees included in the LTIP.

     The change of control employment agreements provide for severance benefits only if both (1) a Change of Control (as defined in the agreement) of the Company occurs, and (2) the executive's employment is terminated under certain circumstances set forth in the agreement. These agreements have three-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company. If a Change of Control occurs during the term of an agreement, then the agreements become operative for a fixed three-year period. The agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a Change of Control. If the Company terminates the executive's employment (other than for cause, death or disability) or if the executive terminates for good reason during the three-year period after a Change of Control (or upon certain terminations prior to a Change of Control or in connection with or in anticipation of a Change of Control), the executive is generally entitled to receive the following: (1) three times (a) the executive's annual base salary plus (b) the executive's annual bonus (as determined in the agreements), (2) unpaid deferred compensation and vacation pay, and
(3) welfare benefits for three years. If the executive terminates employment for any reason during the 30-day period following the first anniversary of the Change of Control, the executive is generally entitled to receive the following: (1) two times (a) the executive's annual base salary plus (b) the executive's annual bonus (as determined in the agreements), (2) unpaid deferred compensation and vacation pay, and (3) welfare benefits for two years. In addition, in each case, the executive is entitled to receive an additional payment, if any, in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON
DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Named Executives, unless the compensation is performance-based. The Committee has carefully considered the impact of this tax code provision on the Company's incentive plans, and believes that, due the current and projected levels of compensation, the limits of Section 162(m) will not apply to the compensation paid the Company's Named Executives in 1997 or in the near future. However, if in the future the limits of Section 162(m) do apply, the Committee expects to consider the net cost to the Company in making all compensation decisions.


CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the cyclicality of the business may from time to time result in compensation for its senior managers being above or below its general target ranges during any one year.

William J. White, Chairman
Jerre L. Stead
Steven C. Wheelwright


                               PERFORMANCE GRAPH

     The following graph provides a comparison of the five year cumulative total return (assuming reinvestment of dividends) for the Company, the Value Line Building Materials Industry Group, the Standard and Poors 500 Index, and the Russell 2000 Index.

GRAPHIC OMITTED

                         EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION

                      ANNUAL                        LONG TERM
                      COMPENSATION (3)              COMPENSATION (4)
                      -----------------------       -----------------------

NAME AND                                            OPTIONS
PRINCIPAL                                           GRANTED        ALL OTHER
POSITION       YEAR SALARY(1)        BONUS          (NUMBER)       COMP (2)
-------------  ------------------    ------         --------       ---------



THOMAS H.
DENIG          1997   $359,686       $285,340             0        $47,696
President      1996    290,729        127,457       105,000         26,872
and CEO        1995    267,225         39,693        15,000         23,714

ROBERT J.
DINGMAN        1997    204,668        114,188             0         26,697
Senior Vice    1996    186,266         71,138        34,500         16,063
President,     1995    169,539         12,622         3,500         12,813
TJM

RANDY W.       1997    209,872        116,860             0         26,214
GORUK          1996    189,139         60,802        34,500         16,805
Senior Vice    1995    169,540         18,887         3,500         13,728
President TJM

VALERIE A.
HEUSINK-       1997    194,270        109,230             0         24,272
VELD Vice      1996    176,472         56,842        34,500         15,864
President      1995    161,286         19,891         3,500         12,113
Finance and
CFO

PATRICK D.
SMITH          1997    211,039        122,858             0         26,450
Senior Vice    1996    190,411         61,612        34,500         18,344
President,     1995    159,982         36,587         5,000         14,710
TJM


(1) Includes compensation reduction amounts contributed by the Company to the Profit Sharing Plan for the benefit of the named executive and cash profit sharing distributions.

(2) Includes Company contributions to defined contribution retirement plans, other than compensation reduction amounts described in note (1). The amounts reported in each year in this column represent the contributions that became vested during such fiscal year without regard to the year in which the contributions were made.

(3) Columns for "Other Annual Compensation", "Restricted Stock Award(s)" and "LTIP Payouts" are excluded because the Company had no such compensation items or amounts. The Company makes available no special fringe benefits to its executive officers not made available to all full-time employees other than stock options. The Company, as a matter of philosophy, does not provide company cars, subsidized travel, club memberships, or like perquisites to its executive officer group.

(4) As described in the Report of the Executive Compensation Committee included in this proxy statement beginning on page 8, as part of the LTIP, the Board set stock ownership guidelines for certain key employees, including the Named Executives. Each participant was given the right to purchase shares of the Company's common stock from the Company at the prevailing market price at the time of the purchase. The Company agreed, at the election of each participant, to lend a portion of the purchase price of the shares purchased through full recourse, interest bearing loans from the Company to the participant. In January 1997, the Company made loans to the executive officers in the amounts shown, which in each case is the largest amount outstanding since December 31, 1995, and is the amount of principal, exclusive of accruing but unpaid interest, outstanding on March 30, 1998: Thomas
H. Denig, $106,875; Robert J. Dingman, $213,750; Valerie A. Heusinkveld, $213,750; Patrick D. Smith, $213,750; Floyd J.
Juday, $128,250; Jody B. Olson, $128,250; James H. Ware, $128,250;
and Richard B. Drury, $106,875. The loans mature in a lump sum on December 31, 2005, and interest accrues at the rate of 6.01% per annum, the "applicable federal rate" (the "AFR") for January 1997, when the loans were made. Because the purchase price of the stock was the prevailing market price, and the interest rate on the loans was the AFR, the Company did not impute any income to the participants from the loans.

                                      -13-

OPTION GRANTS DURING FISCAL 1997

     As noted earlier in this proxy statement, there were no option grants to the Named Executives during fiscal 1997. At the LTIP program roll-out in December 1996, eligible managers who were subject to and met the ownership guidelines received a final, one-time grant of $1.00 per share discounted options equal to one-half their ownership guideline and FMV options equal to two and one-half times their ownership guideline. Because of the December 1996 grants, the Executive Compensation Committee did not grant any additional options to senior managers in 1997. The Committee anticipates granting additional options to senior managers and other key employees, on an annual basis, beginning in 1998.


AGGREGATED OPTION EXERCISES IN FISCAL 1997
AND FISCAL 1997 YEAR-END OPTION VALUES

                                             NUMBER         VALUE OF
                                             UNEXER-        UNEXER-
                                             CISED          CISED
                                             OPTIONS        OPTIONS
               SHARES                        AT YEAR        AT YEAR
               ACQUIRED       VALUE          END EXER-      END EXER-
               ON             REALIZED       CISABLE/       CISABLE/
NAME           EXERCISE       (1)            UNEXER-        UNEXER-
                                             CISABLE        CISABLE

-------------  ---------      ---------      ---------      ---------


THOMAS H.      11,200         $281,400        37,400        $  282,250
DENIG                                        119,000         1,772,775

ROBERT J.         240            5,400        21,213           331,809
DINGMAN                                       39,807           594,917

RANDY W.            0                0        19,053           235,839
GORUK                                         41,727           640,757

VALERIE             0                0        15,141           186,540
A. HEUSINKVELD                                38,139           554,644

PATRICK           240            5,340        14,533           154,764
D. SMITH                                      35,607           494,192


(1) Value realized is the market value on date of exercise less exercise price. These amounts are subject to federal and state income taxation.

(2) Value of unexercised options at year end represents market value at year end less exercise price. It does not consider the volatility of the underlying stock, the vesting schedule of the options, or the risk of forfeiture.



              ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Upon the recommendation of its Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent public accountants for the fiscal year ending January 2, 1999, and is requesting ratification by the stockholders of this reappointment.

     Arthur Andersen LLP has served as the Company's independent public accountants since 1972, the year the Company first registered with the Securities and Exchange Commission. Services provided to the Company and its subsidiaries and partnership by Arthur Andersen LLP in fiscal 1997 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, examination of the annual financial statements for the Company's employee deferred benefit plans, and consultations on various tax and information service matters.

     The Audit Committee of the Board of Directors has reviewed the audit and non-audit professional services provided to the Company by Arthur Andersen LLP, and has determined that the performance of the non-audit services has not and would not adversely affect the audit independence of Arthur Andersen LLP.

     In the event this proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a fiscal year, it is contemplated that the appointment for the 1998 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

     Ratification of the appointment of Arthur Andersen LLP as independent public accountants requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present at the meeting, in person or by proxy, and entitled to vote. In determining whether the proposal has received the required number of YES votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

     Representatives of Arthur Andersen LLP will be present at the annual meeting to respond to appropriate questions and to make a statement is they desire to do so.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR
ANDERSEN LLP AS THE COMPANYS INDEPENDENT PUBLIC ACCOUNTANTS FOR
FISCAL 1998.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

     SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING. For business to be properly brought before the 1999 annual meeting by a stockholder, the stockholder must give proper notice to the Company's Corporate Secretary no later than December 31, 1998 as prescribed in Section 3.12 of the Company's Bylaws. Any proper stockholder proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be included in the Company's proxy statement for the 1999 annual meeting, must be received by the Company's Corporate Secretary no later than January 21, 1999.

     PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. The Company has retained Beacon Hill to aid in the solicitation. For these services, the Company will pay Beacon Hill a fee of $2,000 and reimburse it for certain out-of-pocket disbursements and expenses. The Company may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers, and other employees of the Company.

                             By order of the Board of Directors,



                             Richard B. Drury
                             Corporate Secretary and Treasurer

April 8, 1998

                     TJ INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 1998

The undersigned hereby appoints HAROLD E. THOMAS and THOMAS H. DENIG, and each of them, as Proxyholders, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated, all the shares of common stock of the Company held of record by the undersigned on March 30, 1998, at the annual meeting of stockholders to be held on May 27, 1998, or any adjournment thereof.

For participants in the Company's retirement plans, this proxy card will constitute voting instructions to the Trustee under the plans. THESE INSTRUCTIONS WILL BE FOLLOWED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN, THE TRUSTEE IS INSTRUCTED TO VOTE FOR PROPOSALS SET FORTH IN ITEMS 1 AND 2. SHARES HELD BY THE PLANS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE WILL BE VOTED IN THE SAME PROPORTION AS VOTES ACTUALLY CAST BY PLAN PARTICIPANTS.

To follow the Board of Directors' recommendations, simply sign on the reverse side; no box need be checked.

                   YOUR VOTE IS IMPORTANT.
   PLEASE SIGN, DATE AND RETURN THIS PROXY CARD WHETHER OR NOT YOU
                 PLAN TO ATTEND THE MEETING.
         (Please sign and date on the reverse side)

                                                    SEE REVERSE
                                                     SIDE

                     FOLD AND DETACH HERE

                 ANNUAL MEETING OF STOCKHOLDERS

                  T.J. INTERNATIONAL, INC. LOGO

                            Wednesday
                          May 27, 1998
                           10:30 a.m.

                          Juniper Room
                      Doubletree Riverside
                29th Street and Chinden Boulevard
                          Boise, Idaho

                    WE INVITE YOU TO JOIN US.

                     YOUR VOTE IS IMPORTANT

        PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND
           PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE


                 Please mark your
                 votes as in this
                 example.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein and FOR Proposal 2.

The Board of Directors recommends a vote FOR all nominees and FOR
Proposal 2.

1. Election of Directors   FOR  WITHHELD

Nominees       Term Expiring

Thomas H. Denig     2001
Steven C.           2001
Wheelwright


For, except vote withheld from the
following nominee(s):

-------------------------------------
-------------------------------------

2. Ratification of Arthur Andersen      FOR     AGAINST     ABSTAIN
LLP as independent public
accountants.

3. In accordance with their discretion
upon such other matters as
may properly come before the meeting
and any adjournments thereof.


Discontinue Annual Report Mailing for this Account

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement for the 1998 Annual Meeting of Stockholders.


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  SIGNATURE (S)                      DATE

                     FOLD AND DETACH HERE

                   TJ INTERNATIONAL, INC. LOGO

                 ANNUAL MEETING OF STOCKHOLDERS